EXHIBIT 21

The Company’s principal affiliates are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

SUBSIDIARIES OF REGISTRANT

(As of February 25, 2011)

Allegheny Steel Distributors, Inc., a Pennsylvania corporation

Aluminum and Stainless, Inc., a Louisiana corporation

American Metals Corporation, a California corporation doing business as American Steel

AMI Metals, Inc., a Tennessee corporation

AMI Metals Europe SPRL, a corporation formed under the laws of Belgium

CCC Steel, Inc., a Delaware corporation

Chapel Steel Corp., a Pennsylvania corporation

Chatham Steel Corporation, a Georgia corporation

Clayton Metals, Inc., an Illinois corporation

Crest Steel Corporation, a California corporation

Delta Steel, Inc., a Texas corporation

Diamond Manufacturing Company, a Pennsylvania corporation

Durrett Sheppard Steel Co., Inc., a California corporation

Earle M. Jorgensen Company, a Delaware corporation

Earle M. Jorgensen (Asia) Sdn. Bhd., a corporation formed under the laws of Malaysia

Everest Metals (Suzhou) Co., Ltd., a corporation formed under the laws of the People’s Republic of China

Feralloy Corporation, a Delaware corporation

Infra-Metals Co., a Georgia corporation

Liebovich Bros., Inc., an Illinois corporation

Lampros Steel, Inc., an Oregon corporation

Metals Supply Company, Ltd., a Texas corporation

Metalweb Limited, a corporation formed under the laws of the United Kingdom

Pacific Metal Company, an Oregon corporation

PDM Steel Service Centers, Inc., a California corporation

Phoenix Corporation, a Georgia corporation doing business as Phoenix Metals

PNA Group, Inc., a Delaware corporation

Precision Flamecutting and Steel, Inc., a Texas corporation

Precision Strip Inc., an Ohio corporation

Precision Strip de Mexico, S. de R.L. de C.V., a corporation formed under the laws of Mexico

Reliance Metalcenter Asia Pacific Pte. Ltd., a corporation formed under the laws of Singapore

Reliance Metals Canada Limited, a corporation formed under the federal laws of Canada

Service Steel Aerospace Corp., a Delaware corporation

Siskin Steel & Supply Company, Inc., a Tennessee corporation

Smith Pipe & Steel Company, an Arizona corporation

Sugar Steel Corporation, an Illinois corporation

Toma Metals, Inc., a Pennsylvania corporation

Valex Corp., a California corporation

Valex China Co., Ltd., a corporation formed under the laws of the People’s Republic of China

Valex Korea Co., Ltd., a corporation formed under the laws of the Republic of South Korea

Viking Materials, Inc., a Minnesota corporation

Yarde Metals, Inc., a Connecticut corporation